UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54563 (Commission File Number)	27-2635666 (I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                        [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Section 1 – Registrant’s Business and Operations

Item 1.01
Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Notes

On March 27, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and Crown Bridge Partners, LLC (the “Purchaser”) to sell Convertible Promissory Notes (each a “Note”) in the principal amount of up to $154,500, with a purchase price of up to $141,000. The Purchaser purchased the first Note on April 17, 2019 for an aggregate amount of $47,000 (the “First Tranche”). The Note has a maturity date of twelve (12) months from each funding date, or April 17, 2020 with respect to the first Note. Each Note has an interest rate of 12% and a default interest rate of 15%. The Note is convertible into our common stock at a conversion price equal to 60% of the lowest trading price during the last twenty (20) trading days prior to the conversion date. The above stated transaction was reported in an 8-K dated and filed with the Commission on April 22, 2019.

On July 8, 2019, pursuant to the Purchase Agreement, the Purchaser purchased the second Note for an aggregate amount of $32,900 (the “Second Tranche”). The second Note has a maturity date of July 8, 2020. The above stated transaction was reported in an 8-K dated July 9, 2019 and filed with the Commission on July 10, 2019.

On September 13, 2019, pursuant to the Purchase Agreement, the Purchaser purchased the third Note for an aggregate amount of $23,500 (the “Third Tranche”). The third Note has a maturity date of September 13, 2020.

Section 3 – Securities and Trading Markets

Item 3.02
Unregistered Sale of Equity Securities.

             The disclosure in Item 1.01 above regarding the Securities Purchase Agreement and the issuance of the Notes is incorporated herein by reference.

The purchase and sale of the Note pursuant to the Purchase Agreement in the transaction described above was offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The Purchaser has represented that it is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: September 17, 2019	/s/ William Hartman
By: William Hartman
Its: Chief Executive Officer